EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 30, 2024, with respect to the consolidated financial statements of Ruanyun Edai Technology Inc. for the years ended March 31, 2024 and 2023 in this Registration Statement on Form F-1/A and the related Prospectus of Ruanyun Edai Technology Inc. filed with the Securities and Exchange Commission.

/s/ Audit Alliance LLP

Singapore

October 21, 2024